UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

FULLNET COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-27031	73-1473361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Robert S. Kerr Avenue, Suite 210 Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 236-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	FULO	OTC Markets Group Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On December 22, 2022, FullNet Communications, Inc. (the “Company”) issued 50,000 restricted shares of Series A Convertible Preferred Stock (the “Preferred Stock”) in exchange for $50,000 of the Company’s indebtedness in a related party transaction.  The Preferred Stock was issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended without payment of any form of commissions or other remuneration.

Immediately following the exchange, the Company had 618,257 shares of Preferred Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULLNET COMMUNICATIONS, INC.

By: /s/ Roger P. Baresel

Roger P. Baresel

Chief Executive Officer

Dated:  December 22, 2022

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